Exhibit 23.6
INDEPENDENT AUDITORS’ CONSENT
We consent to the use in this Amendment No. 2 to Registration Statement No. 333-130114 on Form S-11 of our report dated April 13, 2006 on the statements of revenues and certain operating expenses for 321 North Clark, Chicago, Illinois for the years ended December 31, 2005, 2004 and 2003, our report dated February 13, 2006 on the statement of revenues and certain operating expenses for Airport Corporate Center, Miami, Florida for the year ended December 31, 2005, our report dated August 19, 2005 on the statement of revenues and certain operating expenses of 1900 Alameda de las Pulgas and 2000 Alameda de las Pulgas, San Mateo, California for the year ended December 31, 2004, our report dated November 4, 2005 on the statement of revenues and certain operating expenses of 3100 McKinnon Street, Dallas, Texas for the year ended March 31, 2005, our report dated November 18, 2005 on the statement of revenues and certain operating expenses for 1515 S Street, Sacramento, California for the year ended December 31, 2004, our report dated April 13, 2006 on the statement of revenues and certain operating expenses for 333 West Wacker, Chicago, Illinois for the year ended December 31, 2005, our report dated February 13, 2006 on the statement of revenues and certain operating expenses for 720 Olive Way, Seattle, Washington for the year ended December 31, 2004, our report dated August 19, 2005 on the statement of revenues and certain operating expenses of 525 B Street, San Diego, California for the year December 31, 2004 and our report dated June 14, 2006 on the statements of revenues and certain operating expenses for 1201 W. Peachtree Street, Atlanta, Georgia for the years ended December 31, 2005, 2004 and 2003 (which reports on the statements of revenues and certain operating expenses express unqualified opinions and include explanatory paragraphs referring to the purpose of the statements), appearing in the Prospectus, which is a part of this Registration Statement and to the reference to us under the heading “Experts” in such Prospectus.
/s/ DELOITTE & TOUCHE LLP
Houston, Texas
June 14, 2006